                            SCHEDULE 14A INFORMATION

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12

                                          CARESCIENCE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing party:
                ----------------------------------------------------------
           (4)  Date filed:
                ----------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders (the "Annual Meeting") of
CareScience, Inc., a Pennsylvania corporation (the "Company"), will be held at The Inn at Penn, 3600 Sansom Street, Philadelphia, Pennsylvania, on Wednesday, May 23, 2001, at 10 a.m. (local time), for the following purposes:

    1.  to elect two directors;

    2. to approve an amendment to the Company's Amended and Restated 1995 Equity Compensation Plan to increase the authorized shares of Company common stock issuable under the plan from 2,065,038 shares to 2,565,038 shares;

    3. to ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the year 2001; and

    4. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    All shareholders of the Company are cordially invited to attend. The board of directors has fixed the close of business on April 23, 2001 as the record date for the determination of the shareholders of the Company entitled to notice and to vote at the Annual Meeting. Each share of the Company's common stock is entitled to one vote on all matters presented at the Annual Meeting. The Company will make available an alphabetical list of shareholders entitled to vote at the Annual Meeting for examination by any shareholder during ordinary business hours, before the Annual Meeting, at the Company's offices or, on the date of the Annual Meeting, at the Annual Meeting.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          /s/ Robb L. Tretter

                                          Robb L. Tretter

                                          GENERAL COUNSEL AND SECRETARY

Philadelphia, Pennsylvania

April 24, 2001

                                PROXY STATEMENT

GENERAL

    Our board of directors has sent you this proxy statement to solicit your vote at our 2001 Annual Meeting of Shareholders to be held at The Inn at Penn, 3600 Sansom Street, Philadelphia, Pennsylvania, on Wednesday, May 23, 2001, at 10 a.m. (local time). Our headquarters and mailing address are located at 3600 Market Street, Philadelphia, Pennsylvania 19104.

    This proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 are being mailed to you on or about April 24, 2001.

    Only shareholders of record at the close of business on April 23, 2001 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote. All shares of common stock will vote together as one class on all questions that come before the Annual Meeting. On the Record Date, there were 13,016,851 shares of common stock outstanding.

    At the Annual Meeting, you will:

    1.  elect two directors;

    2. vote to approve an amendment to our Amended and Restated 1995 Equity Compensation Plan to increase the authorized shares of our common stock issuable under the plan from 2,065,038 shares to 2,565,038 shares;

    3. vote to ratify the selection of Arthur Andersen LLP as our independent accountants for the year 2001; and

    4. vote to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

VOTE REQUIRED

    Votes at the Annual Meeting will be tabulated by our appointed inspectors of election. Shares of common stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum.

    Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, as a general rule, brokers may vote these shares in their discretion. However, brokers are precluded from exercising their voting discretion on certain types of proposals and, absent specific instructions from the beneficial owner in such cases, brokers may not vote on those proposals. This results in what is known as a "broker non-vote" on such proposals.

    Election of directors will be determined by a plurality vote of the shares of common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes "withheld" from director-nominee(s) will not count against the election of such nominee(s). Brokers have discretionary authority to vote on the election of directors.

    Passage of the proposals to amend our Amended and Restated 1995 Equity Compensation Plan and to ratify the selection of Arthur Andersen as our independent accountants for the year 2001 requires the approval of a majority of the votes cast on these proposals. Abstentions as to these proposals will not count as votes cast for or against these proposals and will not be included in calculating the number of votes necessary for approval of these proposals. Brokers have discretionary authority to vote on these proposals.

    All other matters will be determined by the vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

    You are requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that shares owned by you are voted at the Annual Meeting.

    Proxies in the accompanying form will be voted in accordance with the instructions indicated thereon, and, if no such instructions are indicated, will be voted FOR the nominees for election as directors named below, FOR the amendment to our Amended and Restated 1995 Equity Compensation Plan, FOR the selection of Arthur Andersen LLP as our independent accountants, and, in the discretion of the proxy holders, on any other matters that properly come before the Annual Meeting.

REVOCATION OF PROXIES

    You may revoke your proxy at any time before such proxy is voted. You may revoke your proxy by:

    - delivering to our Secretary a written notice of revocation bearing a date later than the date of the proxy;

    - duly executing a subsequent proxy relating to the same shares of common stock and delivering it to our Secretary; or

    - attending the Annual Meeting and stating to our Secretary an intention to vote in person and so voting.

    Attendance at the Annual Meeting will not in and of itself constitute revocation of your proxy. Any subsequent proxy or written notice of revocation of your proxy should be delivered to CareScience, Inc., 3600 Market Street, Philadelphia, Pennsylvania 19104, Attention: Robb L. Tretter, Secretary.

SOLICITATION PROCEDURES

    We will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and our officers and regular employees may also solicit proxies by telephone, facsimile or personal interview. In addition, we expect to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and we will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Our Amended and Restated Articles of Incorporation provide that the board of directors is to consist of three classes, as nearly equal in size as the number permits. Each class of directors generally serves a term of three years, with one class elected each year. The two Class I directors whose terms expire at the Annual Meeting are Ronald A. Paulus and Christopher R. McCleary. Our board of directors has nominated these persons for election as Class I directors. It is anticipated that each nominee will be a candidate when the election is held; however, if for any reason a nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by us (except proxies marked to the contrary). If elected, each director will serve until our annual meeting in 2004 or until he is succeeded by another qualified director who has been elected. All other directors will continue in office until the expiration of the terms of their classes at our annual meeting in 2002 or 2003, as the case may be.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OR THE NOMINEES FOR OUR BOARD OF DIRECTORS NAMED BELOW. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED "FOR" THE NOMINEES NAMED BELOW.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below are the names of each nominee for the office of director, each of our other directors and each of our other executive officers, such person's age, the year such person was elected our director, if any, and such person's principal occupation, other business experience during the last five years, and other directorships in publicly-held corporations:

    NOMINEES FOR DIRECTOR

NAME                                          AGE                       POSITION
----                                        --------                    --------
Ronald A. Paulus(1).......................     38      President and Director

Christopher R. McCleary(1)................     48      Director

------------------------

(1) Class I director with term expiring in 2004, if elected.

    RONALD A. PAULUS, M.D., M.B.A., has served as our President since
November 1998. Dr. Paulus joined us as Chief Operating and Chief Financial Officer and a director in March 1993. From June 1989 to March 1993, he was Vice President, Operations of Salick Health Care, Inc., a national provider of oncology, dialysis and related services, and later, Managing Director of its INFUSX subsidiary. Dr. Paulus earned his B.S. and M.D. from the University of Pennsylvania and his M.B.A. from The Wharton School.

    CHRISTOPHER R. MCCLEARY has served as a director since September 2000. He has served as Chairman of USinternetworking, Inc., an application service provider delivering internet computing products, since its founding in January 1998. From January 1996 to December 1997 he was Chairman and Chief Executive Officer of DIGEX, Incorporated, a provider of commercial internet services. From October 1990 to January 1996, Mr. McCleary served as Vice President and General Manager for Satellite Telephone Service at American Mobile Satellite Corporation, a satellite communications company. Mr. McCleary earned his B.A. from the University of Kentucky.

    DIRECTORS CONTINUING IN OFFICE

NAME                                          AGE                       POSITION
----                                        --------                    --------
David J. Brailer(1)(4)....................     41      Chairman, Chief Executive Officer and
                                                       Director

Edward N. Antoian(3)(4)(5)................     45      Director

C. Martin Harris(1)(2)(3).................     44      Director

Jeffrey R. Jay(1)(2)(3)...................     42      Director

William Winkenwerder(4)(5)................     46      Director

------------------------

(1) Member of Nominating Committee.

(2) Class II director with term expiring in 2002.

(3) Member of Audit Committee.

(4) Class III director with term expiring 2003.

(5) Member of Compensation Committee.

    DAVID J. BRAILER, M.D., PH.D., has served as our Chairman and Chief Executive Officer and a director since January 1993. He is also Adjunct Assistant Professor of Health Care Systems at The Wharton School, Clinical Associate Professor of Internal Medicine at the University of Pennsylvania Health System, a Senior Fellow at the Leonard Davis Institute of Health Economics at the University of Pennsylvania and a Fellow of the College of Physicians of Philadelphia and the American College of Physicians. His scientific work focuses on physician decision-making, outcomes measurement, practice-style evaluation and operations strategies. He is the author of numerous articles about health-care management for publications including the Journal of the American Medical Association, the Harvard Business Review, Medical Care, and Health Affairs, and several books and chapters about health management. Dr. Brailer earned his Ph.D. in Management Science at The Wharton School while he was a Robert Wood Johnson Foundation Clinical Scholar at The University of Pennsylvania.

    EDWARD N. ANTOIAN has served as a director since April 1998. He has served as a Partner of Chartwell Investment Partners since its founding in April 1997. From 1984 to 1997, he served as Senior Portfolio Manager at Delaware Management Company, managing $2 billion of small- and mid-cap growth institutional assets as well as the Trend and Delcap Funds. Mr. Antoian earned his B.S. from The State University of New York at Albany and his M.B.A. from The Wharton School.

    C. MARTIN HARRIS, M.D., M.B.A., has served as a director since
September 1997. He has served as Chief Information Officer and Chairman of the Information Technology Division at The Cleveland Clinic Foundation, a large integrated delivery system, since June 1996. From 1991 to 1996 he was Chief Information Officer of the University of Pennsylvania Health System. Dr. Harris earned his B.S. and M.D. from the University of Pennsylvania and his M.B.A. from The Wharton School.

    JEFFREY R. JAY, M.D., M.B.A., has been a director since December 1998. He has served as a Managing Director Whitney & Co., a private investment firm, since 1993, where he focuses on health care and information technology investments. He is a director of a number of privately held health care and information technology companies. Dr. Jay earned his B.S. and M.D. from Boston University and his M.B.A. from Harvard Business School.

    WILLIAM WINKENWERDER, M.D., M.B.A., has served as a director since
July 1997. He has served as Executive Vice President, Blue Cross Blue Shield of Massachusetts, a large health insurance and managed care company since
October 1998. From May 1996 to September 1998, he was Vice President of Emory Health Care and Associate Director of The Emory Clinic in Atlanta. From
April 1992 to April 1996, he was Vice President of Prudential Health Care's South Central Operations. Dr. Winkenwerder earned his B.S. from Davidson College, his M.D. from the University of North Carolina and his M.B.A. from The Wharton School.

    OTHER EXECUTIVE OFFICERS

NAME                                          AGE                       POSITION
----                                        --------                    --------
Steven Bell...............................     43      Chief Financial Officer and Treasurer

Anthony R. Bennett........................     38      Chief Technology Officer

J. Bryan Bushick..........................     38      Senior Vice President, Business
                                                       Development

Alfredo A. Czerwinski.....................     47      Chief Medical Officer

Gregory P. Hess...........................     44      Senior Vice President and Managing
                                                       Director, Pharma and Biotech Solutions

Cindy C. Ryan.............................     44      Vice President, Marketing

Robb L. Tretter...........................     29      General Counsel and Secretary

Thomas H. Zajac...........................     40      Chief Operating Officer

    STEVEN BELL, C.P.A., has served as our Chief Financial Officer since February 1999 and our Treasurer since March 2000. He is responsible for our finance, accounting, treasury, human resource and administrative functions. From December 1994 to December 1998, Mr. Bell was Senior Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of The MRC Group, Inc., a national medical-transcription company with 3,000 employees in 50 offices serving more than 500 medical institutions. Prior to joining MRC in 1993, Mr. Bell spent 13 years in public accounting, first at Price Waterhouse and then as a partner at Zelenkofske, Axelrod & Co. Mr. Bell received his B.S. from Temple University.

    ANTHONY R. BENNETT has served as our Chief Technology Officer since
July 2000 and our Acting Vice President of Development since December 2000. From September 1995 to July 2000 he was

Director of Enterprise Architecture for Compaq Computer Corporation, a global provider of enterprise technology solutions, where he served as an Internet and business strategist for customers with large-scale infrastructures in high growth, heavy transaction and high data integrity environments to help those businesses cope with the high growth and unpredictability of the Internet. From January 1995 to September 1993, he was Senior Technical Advisor to Federal National Mortgage Association, a national mortgage lender, where he was responsible for ensuring that the application architecture integrated with existing financial systems and existed as a single wiring platform.

    J. BRYAN BUSHICK, M.D., M.B.A., has served as our Senior Vice President, Business Development since December 1999. From July 1999 to December 1999, he was Chief Executive Officer of HealthTides.com, an on-line professional opinion research firm. Dr. Bushick served as Vice President, Clinical Partnerships, and later, Vice President, Business Operations for ThinkMed, a managed-care decision support company from September 1997 through May 1999. Before joining ThinkMed, Dr. Bushick was Vice President, Delivery System Integration at United HealthCare from 1993 through 1994 and System Vice President, Performance Measurement and Improvement at Allina Health System from 1994 to 1997. Dr. Bushick earned his B.S. from Dickinson College and his M.D. from the University of Pennsylvania and his M.B.A. from The Wharton School.

    ALFREDO A. CZERWINSKI, M.D., has served as our Chief Medical Officer since March 1999. He began his career in medical research related to improving clinical outcomes and has for the last 15 years been leading or consulting for integrated delivery systems in care management. From 1997 to 1999, he was an independent health care consultant. He served as Chief Medical Officer of Sutter Health, a large regional integrated delivery system in California, from 1996 to 1997. Prior to joining Sutter, he was Director of Medical Operations for Kelsey-Seybold Clinic in Houston from 1988 to 1992 and Corporate Medical Director for the Kelsey-Seybold Management Division of Caremark International from 1992 to 1996. Dr. Czerwinski earned his B.S. from the Massachusetts Institute of Technology and his M.D. from the University of California, San Francisco.

    GREGORY P. HESS, M.D., M.B.A., has served as Senior Vice President and Managing Director, Pharma and Biotech Solutions since October 1999. From 1995 to 1999, he was Vice President and Director, Market Economics, for SmithKline Beecham, a global pharmaceutical company, where he directed worldwide Health Economics, Epidemiology, Pricing and Economic Analyses, including strategic planning and tactical operations. From 1992 to 1993 he was Director of Pharmacoeconomics and Scientific Communications for Sandoz Pharmaceuticals, directing all aspects of U.S. health and pharmacoeconomic studies. Dr. Hess earned his B.S. from Skidmore College, his M.D. from Albany Medical College and his M.B.A. from The Wharton School.

    CINDY C. RYAN has served as our Vice President, Marketing since July 2000. From February 1984 to July 2000, she worked for Aetna, Inc., the largest health benefits company in the U.S., most recently as Marketing Head, Western States, directing all aspects of marketing and communications brand strategy for the western U.S. Ms. Ryan earned her B.S. from the College of Notre Dame.

    ROBB L. TRETTER, J.D., has served as our General Counsel and Secretary since May 2000. From February 1999 to April 2000, he was a corporate associate at Reboul, MacMurray, Hewitt, Maynard & Kristol, a law firm. From November 1996 to January 1999, Mr. Tretter was a corporate associate at Wachtell, Lipton,
Rosen & Katz, a law firm. Mr. Tretter earned his B.A. from Cornell University and his J.D. from New York University School of Law.

    THOMAS H. ZAJAC, M.B.A., has served as our Chief Operating Officer since November 1999. From March 1999 through November 1999, he led the Business Solutions Group of Eclipsys Corporation, a health-information company. He joined Eclipsys as part of its acquisition of Transition Systems, Inc. in 1998.
Mr. Zajac was associated with Transition Systems for more than 11 years, last serving as Chief Operating Officer and Vice President and General Manager in charge of Sales, Product Development, Consulting, Customer Services and Support. Mr. Zajac earned his B.S. and M.B.A. from Drexel University.

MEETINGS AND COMMITTEES OF THE BOARD

    During the 2000 fiscal year, our board of directors held nine meetings and took action by written consent on one occasion, and only Christopher R. McCleary attended fewer than 75% of the aggregate number of meetings of the board for the three meeting conducted since he became a director. No other director then in office attended fewer than 75% of the aggregate number of meetings of the board and meetings of the committees of our board on which he serves.

    We have audit, compensation and board nominating committees. The audit committee consists of Mr. Antoian and Drs. Jay and Harris, and met one time during the 2000 fiscal year. The audit committee:

    - reviews the results and scope of the audit and other services provided by our independent auditors; and

    - reviews and evaluates our audit and control functions.

    The compensation committee consists of Mr. Antoian and Dr. Winkenwerder, and met two times during the 2000 fiscal year. The compensation committee:

    - reviews and approves the compensation and benefits for our executive officers and grants stock options under our stock option plans; and

    - makes recommendations to the board regarding those matters.

    The board nominating committee consists of Drs. Brailer, Jay and Harris, and met one time during the 2000 fiscal year. The board nominating committee:

    - reviews and evaluates potential new members to the board; and

    - nominates new board members for approval by the other directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The compensation committee consists of Mr. Antoian and Dr. Winkenwerder, neither of whom are our employees or our current or former officers. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

    In December 1998, Zeke Investment Partners purchased 57,497 shares of our series C preferred stock at a price of $2.61 per share. Mr. Antoian is general partner of Zeke Investment Partners. Each of these shares converted into one share of common stock and one share of series F preferred stock immediately prior to the closing of our initial public offering on June 28, 2000. That series F preferred stock was then immediately redeemed for an aggregate of 8,502 shares of our common stock in payment of the redemption price of the series F preferred stock in lieu of an aggregate cash payment of $102,024. In addition, upon closing of our initial public offering, we paid Zeke Investment Partners approximately $18,467 for accrued but unpaid dividends on shares our series C preferred stock that it owned.

    In December 1998, Dr. Winkenwerder purchased 3,833 shares of our series C preferred stock at a price of $2.61 per share. Each of these shares converted into one share of common stock and one share of series F preferred stock immediately prior to the closing of our initial public offering on June 28, 2000. That series F preferred stock was then immediately redeemed for an aggregate of 567 shares of our common stock in payment of the redemption price of the series F preferred stock in lieu of an aggregate cash payment of $6,804. In addition, upon closing of our initial public offering, we paid
Dr. Winkenwerder approximately $1,231 for accrued but unpaid dividends on shares our series C preferred stock that he owned.

DIRECTOR COMPENSATION

    Outside directors are entitled to receive $500 for attending a telephone meeting and $1,500 for attending a meeting in person for their services as members of the board of directors. Members are also reimbursed for expenses in connection with attendance at board of directors and committee meetings. Directors are eligible to participate in our stock plans.

   PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED 1995 EQUITY
                               COMPENSATION PLAN

    On March 21, 2001, our board of directors adopted, subject to shareholder approval, an amendment to our Amended and Restated 1995 Equity Compensation Plan in order to increase the authorized shares of our common stock issuable under the plan by 500,000 shares, from 2,065,038 shares to 2,565,038 shares. If the amendment is not approved, only 182,717 shares will be available for future grants under the plan. You are being asked to approve this amendment.

    The board believes that the adoption of this amendment to the plan would, among other things, enhance the long-term shareholder value of CareScience by offering opportunities for our employees and officers to participate in our future growth and success, as well as encourage them to remain in our service and to acquire and maintain ownership of our common stock. Given the intense competition for such personnel, the board believes that our ability to offer competitive compensating packages, including those with equity-based components, is particularly important in attracting and retaining qualified candidates. As of April 24, 2001, 137 persons were eligible to participate in the plan.

    For a summary of the principal features of the plan, see "EXECUTIVE COMPENSATION--Compensation Plans--Equity Compensation Plan" below. That summary is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Appendix A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND OUR 1995 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT.

               PROPOSAL 3: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The board of directors has appointed the firm of Arthur Andersen, LLP, independent public accountants, as our auditors for the fiscal year ending December 31, 2001, subject to the approval of such appointment by shareholders at the Annual Meeting. Arthur Andersen has audited our financial statements since our formation.

    If the appointment of Arthur Andersen is not ratified by shareholders, the board of directors will appoint other independent accountants whose appointment for any period subsequent to the 2001 Annual Meeting will be subject to the approval of shareholders at that meeting. A representative of Arthur Andersen is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN LLP. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" RATIFYING THE APPOINTMENT OF AUDITORS DESCRIBED ABOVE.

                           COMMON STOCK OWNERSHIP OF
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The table below sets forth information regarding the beneficial ownership of our common stock as of April 23, 2001, by (1) each person or entity who is known by us to own beneficially more than 5% of our outstanding stock; (2) each of our executive officers named in the Summary Compensation Table on page 9; (3) each director and nominee; and (4) all directors, nominees and executive officers as a group.

    Applicable percentage ownership in the following table is based on 13,016,851 shares of common stock outstanding as of April 23, 2001. To the extent that any shares are issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock option plans, there will be further dilution to new public investors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of the our common stock subject to options or conversion rights that are presently exercisable or exercisable within 60 days of April 23, 2000 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK       PERCENTAGE OF
NAME AND ADDRESS                                              BENEFICIALLY OWNED   OUTSTANDING SHARES
----------------                                              ------------------   ------------------
J.H. Whitney III/Whitney Strategic Partners III (1).........       2,639,948              20.3%
  177 Broad Street
  Stamford, CT 06901
Health Net, Inc.............................................       2,652,004              20.4
  21600 Oxnard Street, Suite 2000
  Woodland Hills, CA 91367
Delaware Management Holdings, Inc...........................         847,365               6.5
  2005 Market Street
  Philadelphia, PA 19103
David J. Brailer (2)........................................       2,448,000              18.8
Ronald A. Paulus (3)........................................         855,000               6.6
Alfredo A. Czerwinski(4)....................................          30,226                 *
Gregory P. Hess(5)..........................................          24,180                 *
Thomas H. Zajac(6)..........................................         106,719                 *
Edward N. Antoian(7)........................................         127,999                 *
C. Martin Harris(8).........................................          24,000                 *
Jeffrey R. Jay(9)...........................................       2,639,948              20.3
Christopher R. McCleary.....................................              --                 *
William Winkenwerder(10)....................................          27,200                 *
All directors and executive officers
  As a group (15 persons)...................................       6,404,955              48.5

------------------------

*   Represents less than 1% of the outstanding shares of common stock.

(1) J.H. Whitney Equity Partners III, L.L.C. is the sole general partner of J.H. Whitney III and Whitney Strategic Partners III. The following individuals are the managing members of J.H.

    Whitney Equity Partners III, L.L.C.: Joseph D. Carrabino, Jr., Peter M. Castleman, James H. Fordyce, Jeffrey R. Jay, William Laverack, Jr., Daniel
    J. O'Brien and Michael R. Stone.

(2) Includes 817 shares held by trust and 12,800 shares held by Matthew F. Rhoa as custodian for Preston Rhoa Brailer.

(3) Includes 140,000 shares held by trust.

(4) All 33,226 shares of common stock are issuable upon exercise of stock options within 60 days.

(5) All 24,180 shares of common stock are issuable upon exercise of stock options within 60 days.

(6) Includes 96,719 shares of common stock issuable upon exercise of stock options within 60 days.

(7) Includes 65,999 shares of common stock owned by Zeke Investment Partners. Mr. Antoian is a partner of Zeke Investment Partners. Includes 22,000 shares of common stock issuable upon exercise of stock options within 60 days.

(8) Includes 22,000 shares of common stock issuable upon exercise of stock options within 60 days.

(9) Consists of 2,577,831 shares of common stock owned by J.H. Whitney III, L.P. and 62,117 shares of common stock owned by Whitney Strategic Partners III, L.P., which are affiliates. Dr. Jay is a managing member of J.H. Whitney Equity Partners III, LLC, which is the general partner of both entities.
    Dr. Jay disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in such entities.

(10) Includes 22,000 shares of common stock issuable upon exercise of stock options within 60 days.

                             EXECUTIVE COMPENSATION

    The following table sets forth in summary form information concerning the compensation paid by us during the fiscal years ended December 31, 2000, 1999 and 1998 to our Chief Executive Officer and each of our other four most highly paid executive officers during the 2000 fiscal year whose salary and bonus for the fiscal year exceeded $100,000 and who served as one of our executive officers during the 2000 fiscal year. We refer to each of these officers as the named executive officers in this proxy statement. Other than the salary and bonus described in the table below, we did not pay any executive officer any fringe benefits, perquisites or other compensation in excess of either $50,000 or 10% of the total of his salary and bonus during the fiscal years ended December 31, 2000, 1999 or 1998.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                 ANNUAL COMPENSATION          SECURITIES
                                            ------------------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR      SALARY     BONUS       OPTIONS      COMPENSATION
---------------------------                 --------   --------   --------   ------------   ------------
David J. Brailer .........................    2000     $262,500   $25,000            --        $5,031
  Chairman and Chief Executive Officer        1999      250,774    25,000            --     2,514 1,745
                                              1998      175,555        --       120,899

Ronald A. Paulus .........................    2000      225,750        --            --         4,326
  President                                   1999      212,876        --            --         2,161
                                              1998      135,564        --        96,719         1,344

Alfredo A. Czerwinski ....................    2000      185,000        --            --         3,700
  Chief Medical Officer                       1999      137,825    40,000        60,452           154
                                              1998           --        --            --            --

Gregory P. Hess ..........................    2000      180,000        --            --         3,300
  Senior Vice President and Managing          1999       44,423        --       145,078            --
  Director, Pharma and Biotech Solutions      1998           --        --            --            --

Thomas H. Zajac ..........................    2000      225,000    25,000            --         2,250
  Chief Operating Officer                     1999       32,483        --       290,157            --
                                              1998           --        --            --            --

    Drs. Brailer, Paulus and Hess and Mr. Zajac were given grants of 120,899, 96,719, 48,359 and 96,719 options to acquire shares of common stock under our 1998 Time Accelerated Restricted Stock Option Plan. These awards vest after seven years or upon obtainment of specified milestones. An award of 96,719 options to acquire shares of common stock to Dr. Hess, an award of 193,438 options to acquire shares of common stock to Mr. Zajac and all of the awards to Dr. Czerwinski listed under the Securities Underlying Options were made under our 1995 Equity Compensation Plan and are exercisable at a rate of 25% each year beginning in 1999. The amounts listed under All Other Compensation for the executive officers listed above are matching contributions made by us for the executive officer's account under our 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth, as to the named executive officers, information concerning stock options granted during the fiscal year ended December 31, 2000.

    Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                                                                                              POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                                    ---------------------------------------------------          ANNUAL RATES OF
                                    NUMBER OF                                                      STOCK PRICE
                                    SECURITIES   PERCENT                                        APPRECIATION FOR
                                    UNDERLYING   OF TOTAL                                          OPTION TERM
                                     OPTIONS     OPTIONS    EXERCISE PRICE   EXPIRATION   -----------------------------
                                     GRANTED     GRANTED      PER SHARE         DATE         5%                  10%
                                    ----------   --------   --------------   ----------   ---------           ---------
David J. Brailer..................         --         --       $      --            --    $      --           $      --
Ronald A. Paulus..................         --         --              --            --           --                  --
Alfredo A. Czerwinski.............         --         --              --            --           --                  --
Gregory P. Hess...................         --         --              --            --           --                  --
Thomas H. Zajac...................         --         --              --            --           --                  --

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information concerning option exercises and unexercised options for the fiscal year ended December 31, 2000 with respect to each of the named executive officers.

    The value realized represents the difference between the deemed value of the common stock on the date of exercise used by us for accounting purposes and the exercise price of the option.

    The value of unexercised in-the-money options was calculated based on the difference between closing price of our common stock on the Nasdaq National Market on December 29, 2000 of $0.75 per share and the exercise price of the options.

                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                    AT FISCAL YEAR END               AT FISCAL YEAR END
                                             ---------------------------------   ---------------------------
NAME                                         EXERCISABLE         UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                         -----------         -------------   -----------   -------------
David J. Brailer...........................        --                120,899      $      --      $      --
Ronald A. Paulus...........................        --                 96,719             --             --
Alfredo A. Czerwinski......................    15,113                 45,339             --             --
Gregory P. Hess............................    24,180                120,898             --             --
Thomas H. Zajac............................    48,360                241,798             --             --

COMPENSATION PLANS

    EQUITY COMPENSATION PLAN

    Our Amended and Restated 1995 Equity Compensation Plan provides for grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock to our designated employees, selected consultants and non-employee directors. On March 21, 2001, our board of directors adopted, subject to shareholder approval, an amendment to the plan in order to increase the authorized shares of our common stock issuable under the plan from 2,065,038 shares to 2,565,038 shares. The following description of the plan assumes the approval of the proposed amendment and is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Appendix A. See "Proposal 2: Approval of Amendment to Our Amended and Restated 1995 Equity Compensation Plan."

    GENERAL. The plan authorizes up to 2,565,038 shares of common stock for issuance under the terms of the plan. No more than 500,000 shares in the aggregate may be granted to any individual in any calendar year, subject to adjustment. If options granted under the plan expire, terminate, or are canceled, forfeited, exchanged or surrendered for any reason without having been exercised, or shares of restricted stock are forfeited, the shares of common stock underlying that grant will again be available for purposes of the plan.

    ADMINISTRATION OF THE PLAN. A compensation committee administers and interprets the plan. The compensation committee consists of two or more non-employee directors approved by the board. The compensation committee has the sole authority to:

    - determine grants under the plan, including eligible individuals and the type, size, vesting, exercise price and other terms of the grants to be made to each of those individuals; and

    - make factual determinations and amend the plan.

    The compensation committee may also delegate to the Chief Executive Officer the authority to make grants and to designate individuals to receive grants under the plan.

    OPTIONS. Options granted under the plan are generally not transferable by the optionee. Options granted under the plan must generally be exercised within 10 years. The exercise price of all options must be at least equal to the fair market value of the underlying shares of common stock on the date of grant. Incentive stock options granted to any participant who owns more than 10% of our outstanding common stock on the date of grant must have an exercise price equal to or exceeding 110% of the fair market value of a share of common stock on the date of grant and must not be exercisable for longer than five years. The vesting schedule of options granted after December 28, 1998 is determined by the compensation committee.

    RESTRICTED STOCK. Restricted stock granted under the plan is generally not transferable by the grantee until restrictions on the grant lapse. Restrictions on the transfer of shares will lapse as to one-half of the shares subject to a restricted stock grant in four equal annual installments commencing on the first anniversary of the date of grant and the remaining one-half at the end of the fourth year, unless otherwise determined by the compensation committee. Restricted stock will generally be granted for no consideration.

    CHANGE OF CONTROL. All outstanding options will immediately vest and restrictions on restricted stock will immediately lapse upon a change of control. A change of control is defined to have occurred if:

    - as a result of any transaction, any one shareholder, other than David J. Brailer, becomes a beneficial owner, directly or indirectly, of common stock representing more than 50% of the voting power of the then-outstanding shares of common stock; the term beneficial owner is defined in the Securities Exchange Act of 1934; or

    - we sell or dispose of all or substantially all of our assets.

    RESTRICTED STOCK OPTION PLAN

    Our 1998 Time Accelerated Restricted Stock Option Plan provides for grants of restricted non-qualified stock options to our officers, senior management and employee directors.

    GENERAL. The plan authorizes up to 483,594 shares of common stock for issuance under the terms of the plan. If options granted under the plan expire or terminate for any reason without having been exercised, the shares of common stock underlying that grant will again be available for purposes of the plan.

    ADMINISTRATION OF THE PLAN. The board of directors administers and interprets the plan, except that no member of the board may act upon any matter exclusively affecting any option granted or to be granted to himself or herself under the plan. The board of directors has the sole authority to:

    - determine grants under the plan, including eligible individuals, size, vesting, exercise price and other terms of the grants made to each of those individuals; and

    - amend the plan.

    The board of directors may delegate its powers, duties and responsibilities to a committee consisting of two or more non-employee directors approved by the board and an outside director.

    GRANTS. Options granted under the plan consist of non-qualified stock options that are not intended to qualify as incentive stock options under the Code and are generally not transferable by the optionee. Options granted under the plan will generally be exercisable within seven years and must be exercised within 10 years. The exercise price of all options must be at least equal to the fair market value of the underlying shares of common stock on the date of grant.

    CHANGES DUE TO REORGANIZATIONS. In the event that the outstanding common stock is changed into or exchanged for a different number or kind of our shares or other of our securities or securities of another corporation as the result of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or dividends payable in capital stock, appropriate adjustments will be made in the number and kind of shares for which options may be granted under the plan. In addition, in the case of any sale to another entity of all or substantially all of our property or assets or change in control,

    - the board of directors may cancel all outstanding options in exchange for consideration in cash or kind; or

    - the purchaser of our property or assets may choose to deliver to the grantees the same kind of consideration that is delivered to our shareholders as a result of the sale.

    A change of control is defined to have occurred if any person, or any two or more persons acting as a group, and all affiliates of that person or persons, who prior to that time owned less than ten percent of the then outstanding common stock, acquire additional shares of the common stock in one or more transactions, or series of transactions, with the result being that the person or group or affiliates beneficially owns 51% or more of the outstanding common stock.

    Finally, if we are dissolved or liquidated, all options granted under the plan will terminate, but each grantee will have the right, immediately prior to the dissolution or liquidation, to exercise his or her options.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION

    LIMITATIONS ON LIABILITY

    Our articles of incorporation and applicable Pennsylvania law provide that our directors will not be personally liable to us or our shareholders for monetary damages resulting from a breach of fiduciary duty except for:

    - any breach of the duty of loyalty to us or our shareholders; and

    - any breach or failure to perform that constitutes self-dealing, willful misconduct or recklessness.

    This limitation of liability does not apply to liability pursuant to any criminal statute or does it relieve our directors from payment of taxes pursuant to federal, state or local law.

    INDEMNIFICATION

    Our articles of incorporation provide that we will indemnify our directors and executive officers and may indemnify our other corporate agents, to the fullest extent permitted by Pennsylvania law. Section 1741 of the Pennsylvania corporate laws provides the power to indemnify any officer or director acting in his capacity as our representative who was, is or is threatened to be made a party to any action or proceeding for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with that action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or arose by or in our right. Generally, the only limitation on our ability to indemnify our officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with our executive officers as described below. Unless otherwise specified below all of our executive officers are eligible to receive bonuses in amounts to be determined by the board of directors and to participate in our stock option plans. Each executive officer has agreed not to disclose confidential information, including, but not limited to, any of our trade secrets, policies and proprietary technology, which are not known to the public or consented to disclosure by us. In addition, each executive officer was required to sign a non-competition agreement and an invention assignment agreement with us. We may only terminate our executive officers under the terms of their employment agreement for circumstances relating to their willful failure to perform his duties, illegal, dishonest or fraudulent acts, for breach of the agreement or mental or physical disability.

    Dr. Brailer's employment agreement also provides for:

    - appointment as Chief Executive Officer;

    - an initial term from December 1998 to December 2001;

    - annual increases of not less than five percent of his base salary;

    - an annual minimum bonus of not less than $25,000;

    - automatic renewal for 12-month terms unless notice is provided of intention not to renew at least 60 days prior to the end of a term; and

    - severance equal to his base salary payments for a period of six months following his termination of employment or through the end of the term of the agreement, whichever is longer in the event he leaves his employment for good cause, as defined in the agreement.

    Dr. Paulus' employment agreement also provides for:

    - appointment as President;

    - an initial term from November 1999 to January 2001;

    - annual increases of not less than five percent of his base salary;

    - following the initial term, automatic renewal until either party provides six months advance notice of intent not to renew; and

    - severance equal to his base salary payments for a period of six months following his termination of employment or through the end of the term of the agreement, whichever is longer in the event he leaves his employment for good cause, as defined in the agreement.

    Mr. Bell's employment agreement also provides for:

    - appointment as Chief Financial Officer;

    - an initial term from February 1999 to February 2002;

    - automatic renewal for 12-month terms unless notice is provided of intention not to renew at least 90 days prior to the end of a term;

    - severance equal to his base salary payments for a period of six months following his termination of employment, unless he is terminated for cause, as defined in the agreement, death or disability;

    - severance equal to his base salary payments for a period of six months if his employment agreement is not renewed at the end of the term; and

    - severance equal to his base salary payments for a period of twelve months following his termination of employment within nine months before or after our change of control, as defined in the agreement, unless he is terminated for cause.

    Mr. Bushick's employment agreement also provides for:

    - appointment as a Vice President;

    - an initial term from December 1999 to December 2002;

    - automatic renewal for 12-month terms unless notice is provided of intention not to renew at least six months prior to the end of a term;

    - until June 2001, severance equal to his base salary payments for a period of nine months following his termination of employment, unless he is terminated for cause, as defined in the agreement, death or disability; and

    - after June 2001, severance equal to his base salary payments for a period of six months following his termination of employment, unless he is terminated for cause, as defined in the agreement, death or disability.

    Dr. Czerwinski's employment agreement also provides for:

    - appointment as Chief Medical Officer;

    - an initial term from March 1999 to March 2003;

    - following the initial term, automatic renewal until either party provides six months advance notice of intent not to renew; and

    - severance equal to his base salary payments for a period of twelve months of his base salary following his termination of employment, unless he is terminated for cause, as defined in the agreement, death or disability.

    Dr. Hess' employment agreement also provides for:

    - appointment as Managing Director, Pharma and Biotech Solutions;

    - an initial term from October 1999 to October 2002;

    - annual bonuses equal to 2% of the net revenues for the Lifecycle Decision System product line for the applicable fiscal year;

    - following the initial term, automatic renewal until either party provides six months advance notice of intent not to renew;

    - severance equal to his base salary payments for a period of twelve months following his termination of employment, unless he is terminated for cause, as defined in the agreement, death or disability; and

    - severance equal to his base salary payments for a period of twelve months if his employment agreement is not renewed at the end of the term.

    Mr. Tretter's employment agreement also provides for:

    - appointment as General Counsel;

    - an initial term from May 2000 to May 2003;

    - automatic renewal for 12-month terms unless notice is provided of intention not to renew at least six months prior to the end of a term; and

    - severance equal to his base salary payments for a period of six months following his termination of employment, unless he is terminated for cause, as defined in the agreement, death or disability.

    Mr. Zajac's employment agreement also provides for:

    - appointment as Chief Operating Officer;

    - an initial term from November 1999 to November 2002;

    - an annual minimum bonus of not less than $25,000;

    - automatic renewal for 12-month terms unless notice is provided of intention not to renew at least six months prior to the end of a term; and

    - severance equal to the lesser of his base salary payments for a period of nine months following his termination of employment or his base salary for the remaining term of his employment agreement, unless he is terminated for cause, as defined in the agreement, death or disability.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The compensation committee of our board of directors is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive and benefit plans. The compensation committee also seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented.

COMPENSATION PHILOSOPHY

    Our compensation philosophy for executive officers serves two principal purposes: (1) to provide a total compensation package for executive officers that is competitive with the current market for executive talent and enables us to attract and retain key executive and employee talent needed to achieve our business objectives and (2) to link executive compensation to improvements in our performance and increases in shareholder value as measured principally by the trading price of our common stock.

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

    CareScience's executive compensation consists primarily of salary, health insurance and similar benefits, and the award of stock options. CareScience has in the past and continue to emphasize the award of stock options in its executive compensation policy and to date CareScience has not made use of cash incentive bonuses. The Compensation Committee believes that in the highly competitive, emerging markets in which CareScience operates, equity-based compensation provides the greatest incentive for outstanding executive performance and encourages the greatest alignment of management and shareholder long-term interests.

    OFFICER SALARIES. The Compensation Committee annually reviews the salary of the Chief Executive Officer, President and Chief Financial Officer. In addition, the Compensation Committee sets guidelines for compensation of the other officers of CareScience. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments, and data on prevailing compensation levels in relevant markets for executive talent.

    During 2000, the Compensation Committee increased the salary of Dr. Brailer from $250,000 to $262,500 and of Dr. Paulus from $215,000 to $225,750. The
Compensation Committee believes its actions are appropriate in light of CareScience's continued emphasis on long-term equity-based compensation. CareScience currently has employment agreements with the following executive officers: Drs. Brailer, Paulus, Bushick, Czerwinski and Hess and Messrs. Bell, Tretter and Zajac.

    STOCK OPTION GRANTS. As noted above, CareScience has relied substantially on long-term equity-based compensation as the principal means of compensating and incentivizing its executive officers. It is the our practice to set option exercise prices for officers at not less than 100% of the fair market value of our common stock on the date of grant. Thus, the value of the shareholders' investment in us must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. With certain exceptions, options granted to executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant. In determining the number of shares subject to the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options previously granted to such officer. In addition, the Compensation Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to CareScience.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's shareholders.

    The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive officer of CareScience. After consideration of the requirements of
Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under CareScience's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and CareScience's best interests.

                                          By the Compensation Committee
                                          of the Board of Directors,
                                          Edward N. Antoian
                                          William Winkenwerder

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for CareScience, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. The current composition of the Audit Committee satisfies the rules of the National Association of Securities Dealers, Inc. that governs audit committee composition, including independence.

    In 2000, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this proxy statement as Appendix B.

FEES

    Arthur Andersen has audited CareScience's financial statements since its formation. CareScience's audit fees for the 2000 fiscal year were $55,000. Arthur Andersen did not render any services related to financial information systems design and implementation for the 2000 fiscal year and the aggregate fees billed for all other services rendered by Arthur Andersen for the 2000 fiscal year were $287,600.

REVIEW AND RECOMMENDATION

    In connection with the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to our board of directors, and the board has approved, that CareScience's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10- K for the fiscal year ended December 31, 2000. The Audit Committee and the board have also recommended, subject to shareholder approval, the appointment of Arthur Andersen as CareScience's independent auditors.

                                          By the Audit Committee
                                          of the Board of Directors,
                                          Edward N. Antoian
                                          C. Martin Harris
                                          Jeffrey R. Jay

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder returns, since June 28, 2000 (the period that our common stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended) on our common stock with the Nasdaq Stock Market--U.S. Index and the Nasdaq Computer and Data Processing Services Index. The graph assumes an initial investment of $100 and reinvestment of any dividends. The stock performance on this graph is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

          CARESCIENCE, INC.  NASDAQ MARKET INDEX  NASDAQ COMPUTER & DATA PROCESSING SERVICES INDEX
6/29/00                 100                  100                                               100
                         50               94.582                                            89.818
                     52.083              105.757                                           101.231
10/1/00                  25               92.013                                            92.539
                     24.483               84.422                                            84.668
                      6.775               65.089                                            61.567
12/31/00               6.25               61.663                                            57.247

                              CERTAIN TRANSACTIONS

    In December 1998, J.H. Whitney III purchased 2,245,752 shares of our series C preferred stock and Whitney Strategic Partners III purchased 54,115 shares of our series C preferred stock at a price of $2.61 per share. Jeffrey Jay, one of our directors, is a member of the general partner of both entities. Zeke Investment Partners purchased 57,497 shares of our series C preferred stock at a price of $2.61 per share. Edward Antoian, one of our directors, is a partner of Zeke Investment Partners. Dr. Winkenwerder, one of our directors, purchased 3,833 shares of our series C preferred Stock at a price of $2.61 per share. Each of these shares converted into one share of common stock and one share of series F preferred stock immediately prior to the closing of our initial public offering on June 28, 2000. The series F preferred stock was then immediately redeemed for an aggregate of 350,000 shares of our common stock in payment of the redemption price of the series F preferred stock in lieu of an aggregate cash payment of $4.2 million. In addition, upon closing of our initial public offering, we paid the holders of our series C preferred stock, in the aggregate, approximately $729,000 for accrued but unpaid dividends.

    In December 1998, Health Net, Inc., formerly called Foundation Health Systems, received 994,000 shares of our series D preferred stock at a price of $2.01 per share and 1,658,004 shares of our series E preferred stock at a price of $2.50 per share in exchange for shares of our series A and B preferred stock. In connection with our initial public offering, Health Net had the right to elect to convert each share into one share of common stock or redeem each share for cash. Health Net elected to convert its series D and series E preferred stock into common stock. In addition, upon closing of this offering, we paid Health Net, in the aggregate, approximately $726,000 for accrued but unpaid dividends on our series D and E preferred stock. In December 1998, Health Net also received 1,560,000 shares of our series G preferred stock at a price of $2.74 per share upon conversion of two promissory notes. In April 2000, we entered into an agreement with Health Net under which we established the methodology to calculate the redemption amount which was approximately $4.8 million and paid Health Net upon the closing of our initial public offering an additional $125,000 representing the net balance of outstanding obligations related to the December 1998 share exchange and promissory note conversion.

    We also entered into a registration rights agreement with J.H. Whitney III, Whitney Strategic Partners III, Health Net, Dr. Brailer, Dr. Paulus, Zeke Investment Partners and William Winkenwerder, granting them registration rights, other than in connection with our initial public offering, with respect to shares of our common stock which they own, including common stock issuable upon conversion of or in exchange for our preferred stock. In October 2000, we amended and restated that registration rights agreement to provide, among other things, registration rights with respect to share of our common stock received for redemption of our series F preferred stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To our knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in the fiscal year ended December 31, 2000 were timely filed, with the exception of one late report covering the initial statement of beneficial ownership of Anthony R. Bennett and one late report covering the initial statement of beneficial ownership of Cindy
C. Ryan.

                                 OTHER MATTERS

    The board of directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this proxy statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

       SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

    In accordance with the our bylaws, for a matter to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to our Secretary not less than 120 days before the anniversary date of this proxy statement for that year, or December 25, 2001. For nominations of directors by shareholders, a shareholder generally much provide notice not less than 90 days prior to the anniversary date of the Annual Meeting, or February 20, 2002. Any such notices must contain certain information specified in our bylaws.

    In addition, pursuant to applicable rules under the Securities and Exchange Act, some shareholder proposals may be eligible for inclusion in our proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders. In order to be included, any such proposal must be received at our offices at 3600 Market Street, Philadelphia, Pennsylvania 19104, Attention: Secretary, not later than December 25, 2001.

                                          By Order of the Board of Directors,
                                          /s/ Robb L. Tretter

                                          Robb L. Tretter
                                          GENERAL COUNSEL AND SECRETARY

Philadelphia, Pennsylvania

April 24, 2001

                                   APPENDIX A
                               CARESCIENCE, INC.
               AMENDED AND RESTATED 1995 EQUITY COMPENSATION PLAN
                        (EFFECTIVE AS OF MARCH 21, 2001)

    The purpose of the CareScience, Inc. Amended and Restated 1995 Equity Compensation Plan (the "Plan") is to provide designated key employees (including employees who are also officers and directors), and directors who are not employees ("Non-Employee Directors") of CareScience, Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as the "Company") and selected consultants to the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders and will align the economic interests of the participants with those of the stockholders.

1. ADMINISTRATION

    The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors (the "Committee") consisting of not less than two persons appointed by the Board of Directors of the Company (the "Board"). On and after the Effective Date set forth in Section 21(b), the Committee shall consist of not less than two persons appointed by the Board, all of whom shall be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. Notwithstanding the foregoing, the Board may ratify or approve any grants it deems appropriate.

    The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) select the "Valuation Expert," as defined below and (v) deal with any other matters arising under the Plan.

    The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

    Notwithstanding anything herein to the contrary, prior to the Effective Date specified in Section 21(b), the Committee may delegate to the Company's Chief Executive Officer (the "CEO") the authority to make grants and to designate individuals to receive grants under Section 4 and, in any such case, the provisions of Sections 5, 6, and 7 shall apply to the CEO instead of the Committee, where applicable. In addition, notwithstanding anything herein to the contrary, prior to the Effective Date specified under Section 21(b), the Board may exercise any power or authority of the Committee under the Plan and, in such case, any reference to the Committee hereunder shall be deemed to include the Board as a whole.

2. GRANTS

    Incentives under the Plan shall consist of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3. SHARES SUBJECT TO THE PLAN

    (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company, (the "Company Stock") that has been or may be issued or transferred under the Plan is 2,565,038 shares, in the aggregate. Notwithstanding anything in the Plan to the contrary, on and after the Effective Date as set forth in Section 21(b), the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any single employee during a calendar year shall be 500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

    (b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, and the other terms and conditions of the Grants, as the Committee may deem necessary or desirable, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4. ELIGIBILITY FOR PARTICIPATION

    All individuals employed by the Company or a subsidiary ("Employees") (including Employees who are officers or members of the Board) who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, all Non-Employee Directors and consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. The Committee shall select the Employees, Non-Employee Directors and consultants to receive Grants (the "Grantees") and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

    Nothing contained in this Plan shall be construed to limit the right of the Company to make Grants otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose.

5. GRANTING OF OPTIONS

    (a) NUMBER OF SHARES. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

    (b) TYPE OF OPTION AND PRICE. The Committee may grant options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options which are not intended to so qualify ("Nonqualified Stock Options") (hereinafter collectively the "Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor consultants shall be eligible to receive Grants of Incentive Stock Options.

    The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Stock on the date such Stock Option is granted and in no event, based upon the facts known at the time of the grant, may a purchase price be established hereunder that would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

    During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the "fair market value" of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the "Valuation Expert") or as otherwise determined by the Committee in good faith based on the best available facts and circumstances. Such determination of "fair market value" shall be made on a periodic basis, but no less than once a calendar year. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, "fair market value" on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

    (c) EXERCISE PERIOD. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

    (d) EXERCISABILITY OF OPTIONS.

        (1) With respect to Stock Options granted on or before December 23, 1998, such Stock Options shall become exercisable with respect to one-half of the shares subject to such Stock Options on each anniversary of the date of the Grant ratably for the first four such anniversary dates and the remaining one-half on the fourth anniversary of the date of Grant or as otherwise determined by the Committee, in its sole discretion, and specified in the Grant Letter. Notwithstanding any determination by the Committee, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

        (2) With respect to Stock Options granted after December 23, 1998, such Stock Options shall become exercisable in the manner as determined by the Committee, and as specified in the Grant

    Letter. Notwithstanding any determination by the Committee, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

    (e) MANNER OF EXERCISE. A Grantee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Should a Stock Option become exercisable on or after the Effective Date specified in
Section 21(b), such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender this notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

    (f) TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

        (1) EMPLOYEES. The following provisions shall apply solely to a termination of employment of a Grantee who is an Employee at the time of termination of employment:

           (A) In the event that a Grantee's employment with the Company is terminated for any reason other than a "disability" (as defined herein), retirement approved by the Company, death or "termination for cause" (as defined herein), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 60 days of the date on which the Grantee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).

           (B) Notwithstanding the foregoing, in the event the Grantee during the Grantee's lifetime ceases to be an employee of the Company simultaneously with or after a Change in Control for any reason other than death, "disability," retirement approved by the Company, or a "termination for cause," prior to the Change in Control, by the Company, with respect to all of the Grantee's outstanding Stock Options (whether exercisable before such Change in Control or as a result thereof), unless the Grantee elects otherwise, the Company shall be required to pay to the Grantee, in cash, an amount equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Grantee's outstanding Stock Options, if such payment would not affect the accounting treatment of the transaction underlying the Change in Control; provided, however, that if any right granted pursuant to this Subsection would make the Change in Control ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, or would otherwise affect the tax treatment of such Change in Control, the Grantee shall not be able to receive a cash payment in lieu of the exercise of his or her Stock Options.

           (C) In the event the Grantee ceases to be an employee of the Company on account of becoming "disabled," or retirement approved by the Company, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within six months of the date on which the Grantee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).

           (D) In the event of the death of the Grantee while he is an employee of the Company or within not more than 60 days of the date on which he ceases to be an employee on account of a termination of employment specified in Section 5(f)(1)(A) of the Plan (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).

           (E) For purposes of this Section 5(f)(1), the following terms shall be defined as follows: (A) "termination for cause" shall mean a Grantee's termination of employment from the Company as determined in accordance with the personnel policies of the Company in effect before any Change in Control of the Company; and (B) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

        (2) NON-EMPLOYEE DIRECTORS AND CONSULTANTS. The following provisions shall apply solely to Grantees who are Non-Employee Directors or consultants at the time they cease to serve the Company in such capacity:

           (A) In the event a Non-Employee Director or consultant ceases to serve the Company in such capacity for any reason other than on account of becoming an employee of the Company, or "termination for cause", as defined below, any Stock Option which is otherwise exercisable by the Non-Employee or consultant shall not terminate until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Non-Employee Director's or consultant's Stock Options which are not otherwise exercisable as of the date on which the individual ceases to serve the Company shall terminate as of such date (except as the Committee may otherwise provide).

           (B) In the event the Optionee ceases to be a Non-Employee Director or consultant to the Company on account of a "termination for cause" by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to serve in such capacity (except as the Committee may otherwise provide).

    (g) SATISFACTION OF OPTION PRICE. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price (iii) if, as directed by the Committee, shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the proceeds of a promissory note payable by the Grantee to the Company, but only in accordance with the provisions of a Loan Program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program or (iv) through any combination of (i), (ii) or (iii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding tax is paid.

    (i) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

    (j) OPTIONAL PURCHASE BY THE COMPANY. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Grantee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Grantee's outstanding Stock Options. Notwithstanding the foregoing, if any right granted pursuant to this Subsection would make any corporate transaction ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, or would otherwise affect the tax treatment of any such transaction, the Grantee shall not be able to receive a cash payment in lieu of the exercise of his or her Stock Options.

6. RESTRICTED STOCK GRANTS

    The Committee may issue or transfer shares of Company Stock to an Employee under a Grant (a "Restricted Stock Grant") pursuant to an incentive or long range compensation plan or program approved by the Committee and adopted by the Board. Neither consultants nor Non-Employee Directors shall be eligible to receive Restricted Stock Grants. The following provisions are applicable to Restricted Stock Grants:

    (a) GENERAL REQUIREMENTS. Shares of Company Stock issued pursuant to Restricted Stock Grants shall be issued for no consideration, at the sole discretion of the Committee. Subject to any other restrictions by the Committee as provided pursuant to this Section, restrictions on the transfer of shares of Company Stock set forth in Section 6(d) shall lapse as to up to one-half of the shares covered by a Restricted Stock Grant on each anniversary of the date of the Grant ratably for the first four such anniversary dates and one-half at the end of year four, or such other date as the Committee may approve until the restrictions have lapsed on 100% of the shares; provided, however, that upon a Change in Control of the Company (as defined herein), all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

    (b) NUMBER OF SHARES. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

    (c) REQUIREMENT OF EMPLOYMENT. If the Grantee's employment terminates during a period designated in the Grant Letter as the Restriction Period, the Committee shall have the right to require the Grantee to surrender immediately to the Company for cancellation, all shares covered by the Grant as to which restrictions on transfer have not lapsed, and the Grantee shall cease to have any rights with respect to the surrendered shares. The Committee may provide for complete or partial exceptions to this requirement as it deems equitable.

    (d) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 8. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

    (e) RIGHT TO VOTE AND TO CASH DIVIDENDS. During the Restriction Period, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any regular cash dividends paid on such shares.

    (f) LAPSE OF RESTRICTIONS. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period; provided, however, that upon a Change in Control of the Company (as defined herein), all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. In addition, the Committee may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.

7. STOCK APPRECIATION RIGHTS

    (a) The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. The exercise price of each SAR shall be equal to (i) the exercise price or option price of the related Stock Option or
(ii) the fair market value of a share of Company Stock as of the date of grant of such SAR, but only in such circumstances where the SAR is granted subsequent to the date of grant of the related Stock Option and an exercise price established in accordance with clause (i) above would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code and related Treasury regulations.

    (b) The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option or Stock Options during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

    (c) Upon a Grantee's exercise of some or all of his SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. Subject to adjustments required pursuant to Subsection
(a)(ii), the stock appreciation for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Company Stock on the date of exercise of such SAR.

    (d) At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their fair market value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised, and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

8. TRANSFERABILITY OF GRANTS

    Only the Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

    Notwithstanding the foregoing, the Committee may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee's spouse, lineal descendant or to one or more trusts for the benefit of such family group members or to partnerships in which such family members are the only partners (a "Family Group Transfer") provided that the Employee receives no consideration for a Family Group Transfer and the Grant Letter relating to the Stock Options transferred in a Family Group Transfer continues to apply the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Group Transfer. At the discretion of the Committee and upon the advise of counsel with respect to applicable tax and securities law consequences, a "Family Group Transfer" may be deemed to include a domestic partner with whom the Employee shares a residence.

9. RIGHT OF FIRST REFUSAL

    Prior to the Effective Date specified in Section 21(b), if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock distributed to him by the Committee under this Plan, he shall first offer the same to the Company by giving the Company written notice disclosing:
(a) the name(s) of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer. Within fourteen (14) days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock. If the Company decides to exercise this option, the purchase price of the Company Stock shall be the proposed price and may be payable, at the discretion of the Committee, in substantially equal installments over one year from the date of purchase.

    In the event the Company does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

    Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Section to the extent that exercise of such right would cause any Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of Section 1202 of the Code. To the extent that the Company's right of first refusal is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

    On and after the Effective Date specified in Section 21(b), the Company shall have no further right to purchase shares of Company Stock under this Section and its limitations shall be null and void.

10. RIGHT OF REPURCHASE UPON DEATH OR TERMINATION OF EMPLOYMENT.

    Prior to the Effective Date specified in Section 21(b) of the Plan, the Company shall have the right to repurchase shares of Company Stock issued under the Plan upon the death or termination of employment of the Grantee for any reason at a price paid in cash equal to the fair market value of the shares as determined by the Committee immediately preceding the date the shares are to be sold. At the discretion of the Committee, payment for the repurchase of such shares of Company Stock may be made in substantially equal installments over one year from the date of purchase.

    Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of repurchase pursuant to this Section to the extent that the repurchase would cause any Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of
Section 1202 of the Code. To the extent that the Company's repurchase right is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

    On and after the Effective Date specified in Section 21(b), the Company shall have no further right to purchase shares of Company Stock under this Section and its limitations shall be null and void.

11. CHANGE IN CONTROL OF THE COMPANY

    As used herein, a "Change in Control" shall be deemed to have occurred if:

        (a) As a result of any transaction, any one stockholder, other than David J. Brailer, M.D., Ph.D., becomes a beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the Common Stock of the Company or the combined voting power of the Company's then outstanding securities; or

        (b) The sale of all or substantially all of the Company's assets occurs.

12. CONSEQUENCES OF A CHANGE IN CONTROL

    (a) NOTICE.

        (i) If a Change in Control as described in Section 11(a) or (b) of the Plan will occur, then, at least 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change in Control, the Company shall give each optionee with any outstanding Stock Options written notice of such proposed Change in Control.

        (ii) If a Change in Control as described in Section 11(a) may occur without approval by stockholders (or approval by the Board) and does so occur, then, at least 10 days after such Change in Control, the Company shall give each optionee with any outstanding Stock Options written notice of the Change of Control.

    (b) ELECTION PERIOD. In connection with the Change in Control and effective only upon such Change in Control, each such optionee shall thereupon have the right, within 20 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change in Control pursuant to
Section 5(d) of the Plan).

    (c) ELECTION RIGHT. During the Election Period, each such optionee shall have the right to elect:

        (i) To exercise in full any installments of such Stock Options not previously exercised or,

        (ii) To surrender all or part of such outstanding Stock Options, in exchange for a cash payment by the Company in an amount equal to the excess over the purchase price of the then Change of Control Price (as defined below) of the shares of Common Stock subject to the optionee's outstanding Stock Options.

    (d) TERMINATION OF STOCK OPTIONS. If an optionee does not make a timely election in accordance with Subsection (c) in connection with a Change in Control described in Section 11(a) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), such Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the option occurs under circumstances which are not deemed a modification of the option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

    (e) ACCOUNTING AND TAX LIMITATIONS.

        (i) Notwithstanding the foregoing, if the right described in Subsection
    (c)(ii) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control, that but for those provisions would otherwise be eligible for such treatment the optionee shall receive shares of Common Stock with a fair market value (as defined in Section 5(b)) equal to the cash that would otherwise be payable hereunder in substitution for the cash.

        (ii) Notwithstanding the foregoing, if the termination of the Stock Options described in Subsection (d) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16, that but for such provision would otherwise be eligible for such treatment, each affected optionee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

    (f) CHANGE IN CONTROL PRICE. For purposes of this Section, Change in Control Price shall mean the higher of:

        (i) the highest reported sales price of a share of Common Stock in any transaction reported on an exchange or NASDAQ, or paid in any private transaction during the 60-day period prior to and including the date of the approval of the stockholders of the Company of such Change of Control and

        (ii) if the Change in Control is the result of a tender or exchange offer, the highest price per share of Common Stock paid in such tender or exchange offer.

13. AMENDMENT AND TERMINATION OF THE PLAN

    (a) AMENDMENT. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company, and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by Section 162(m) of the Code.

    (b) TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

    (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

    (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns.

14. COVENANT NOT TO COMPETE; CONFIDENTIALITY AGREEMENT.

    All Grantees shall be required, as a condition of the Grantee's acceptance of the Grant, to be bound by a covenant not to compete and/or a confidentiality agreement with the Company containing such terms as the Committee and the Board shall deem advisable, unless the Committee shall determine otherwise.

15. FUNDING OF THE PLAN

    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

16. RIGHTS OF PARTICIPANTS

    Nothing in this Plan shall entitle any Employee, Non-Employee Director, consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

17. NO FRACTIONAL SHARES

    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18. WITHHOLDING OF TAXES

    The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

19. REQUIREMENTS FOR ISSUANCE OF SHARES

    No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

20. HEADINGS

    Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21. EFFECTIVE DATE

    (a) EFFECTIVE DATE OF THE PLAN. Subject to the approval of the Company's stockholders, this Plan as amended and restated shall be effective as of December 24, 1998.

    (b) EFFECTIVENESS OF SECTION 16 AND SECTION 162(M) PROVISIONS. The provisions of the Plan that refer to, or are applicable to persons subject to,
Section 16 of the Exchange Act or Section 162(m) of the Code shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

22. MISCELLANEOUS

    (a) SUBSTITUTE GRANTS. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

    (b) COMPLIANCE WITH LAW. The Plan, the exercise of Stock Options and the and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

    (c) OWNERSHIP OF STOCK. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

    (d) GOVERNING LAW. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

                                   APPENDIX B
                               CARESCIENCE, INC.
                               BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER

    The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

    In meeting its responsibilities, the Audit committee is expected to:

    1. Provide an open avenue of communication between the management, the independent accountant, and the Board of Directors.

    2.  Review and update the Committee's charter annually.

    3. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

    4. Review and concur in the appointment, replacement, reassignment, or dismissal of the Chief Financial Officer (CFO).

    5. Confirm and assure the independence of the CFO and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

    6. Inquire of management, the CFO, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

    7. Consider, in consultation with the independent accountant and the CFO, the audit scope and plan of the independent accountant.

    8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

    9. Review with the CFO and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

    10. Consider and review with the independent accountant and the CFO:

       (a) The adequacy of the company's internal controls including computerized information system controls and security.

       (b) Any related findings and recommendations of the independent accountant together with management's responses thereto.

    11. Review with management and the independent accountant at the completion of the annual examination:

       (a) The company's annual financial statements and related footnotes.

       (b) The independent accountant's audit of the financial statements and his or her report thereon.

       (c) Any significant changes required in the independent accountant's audit plan.

       (d) Any serious difficulties or disputes with management encountered during the course of the audit.

       (e) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

    12. Consider and review with management and the CFO.

       (a) Significant findings during the year and management's responses thereto.

       (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

       (c) Any changes required in the planned scope of their audit plan.

    13. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

    14. Review with management, the independent accountant, and the CFO interim financial report before it is filed with the SEC or other regulators.

    15. Review with the CFO and the independent accountant the results of their review of the company's monitoring compliance with the company's code of conduct.

    16. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports from regulators.

    17. Meet with the CFO, the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

    18. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

    19. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

    20. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

    21. The Committee will, on at least an annual basis, discuss with the Company's independent auditor the quality, not just the acceptability of the Company's accounting principles as applied in its financial reporting.

    22. The Committee shall meet at least two times per year or more frequently as circumstances require (e.g., prior to reporting quarterly financial results). The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

    23. The Committee will provide in the Company's annual proxy statement a report of its findings that result from its financial reporting oversight responsibilities.

    24. The Committee will perform such other functions as assigned by law, the company's charter or bylaws, or the Board of Directors.

    The membership of the Audit Committee of the Audit Committee shall consist of at least three members of the Board of Directors who are independent and financially literate. In addition to being financially literate, at least one member must also have an accounting or related financial management expertise. The members shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors upon the recommendation of the nominating committee.

    The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                                CARESCIENCE, INC.
                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Annual Meeting of Shareholders, Wednesday, May 23, 2001

     The undersigned shareholder of CareScience, Inc., a Pennsylvania corporation, hereby appoints David J. Brailer, Ronald A. Paulus and Robb L. Tretter, or any of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of common stock of CareScience, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at The Inn at Penn, 3600 Sansom Street, Philadelphia, Pennsylvania, on Wednesday, May 23, 2001, at 10 a.m. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

     To vote by mail, please mark, date and sign on the reverse side and return promptly using the enclosed envelope.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN
                PROPOSAL NO. 1, AND "FOR" PROPOSAL NOS. 2 AND 3.

1. Election of the following Nominees as Directors:

     [    ] FOR all nominees        [    ] FOR all except ____________________

     Nominees: Ronald A. Paulus, Christopher R. McCleary

     (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED ABOVE.)

2. The proposal to approve the proposed amendment of CareScience, Inc.'s Amended and Restated 1995 Equity Compensation Plan.

     [    ] FOR         [    ] AGAINST       [    ] ABSTAIN

3. The ratification of appointment of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2001.

     [    ] FOR         [    ] AGAINST       [    ] ABSTAIN

     THE PROXIES ARE AUTHORIZED TO VOTE AS THEY MAY DETERMINE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                        --------------------------------------
                                                      Signature
                                        --------------------------------------
                                            Signature (if held jointly)

                                        Date: __________________________, 2001

Please sign exactly as name appears above.

                                        When shares are held in name of
                                        joint holders, each should sign.
                                        When signing as attorney,
                                        executor, trustee, guardian,
                                        etc., please so indicate. If a
                                        corporation, please sign in full
                                        corporate name by an authorized
                                        officer. If a partnership,
                                        please sign in partnership name
                                        by an authorized person.